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                                                                    EXHIBIT 23.6

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

    We consent to the reference to our firm under the caption "Experts" in the Proxy Statement of Frame which is made a part of the Registration Statement (Form S-4) and Prospectus of Adobe Systems Incorporated for the registration of its common stock and to the incorporation by reference therein of our report dated May 31, 1995, with respect to the financial statements of Mastersoft included in Frame's Current Report on Form 8-K dated July 28, 1995, filed with the Securities and Exchange Commission.

                                          ERNST & YOUNG LLP

August 25, 1995
Phoenix, Arizona